Exhibit 10.2

CA, Inc. Change in Control Severance Policy
(Amended and Restated as of August 5, 2015)

(Schedule as of November 7, 2016)

Schedule A
(2.99 Multiple)

Chief Executive Officer (Michael P. Gregoire)
Executive Vice President and Chief Financial Officer (Kieran J. McGrath)
President, Global Field Operations (Adam Elster)
President, Chief Products Officer (Ayman Sayed)

[Employees may be added or eliminated from time to time]

Schedule B
(2.00 Multiple)

Executive Vice President and Chief Marketing Officer (Lauren P. Flaherty)
Executive Vice President, General Counsel and Corporate Secretary (Michael C. Bisignano)

[Employees may be added or eliminated from time to time]

Schedule C
(1.00 Multiple)

Executive Vice President, Strategy and Corporate Development (Jacob Lamm)
Executive Vice President, Global Operations and Information Technology (Paul L. Pronsati)

[Employees may be added or eliminated from time to time]